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                                                                    Exhibit 10.5









                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                            INDUSTRIAL HOLDINGS, INC.


                                       AND


                              GHX ACQUISITION CORP.








                                   DATED AS OF

                                NOVEMBER 14, 2001


















STOCK PURCHASE AGREEMENT                                          EXECUTION COPY
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                                Table of Contents

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1.         SALE AND PURCHASE OF THE STOCK; CLOSING.............................1
  1.1.     SALE AND PURCHASE...................................................1
  1.2.     PURCHASE PRICE......................................................1
  1.3.     POST-CLOSING ADJUSTMENT OF PURCHASE PRICE...........................1
  1.4.     CLOSING.............................................................2
  1.5.     DELIVERIES AT CLOSING...............................................3

2.         REPRESENTATIONS AND WARRANTIES OF IHI...............................4
  2.1.     ORGANIZATION AND GOOD STANDING......................................4
  2.2.     AUTHORIZATION AND ENFORCEABILITY....................................4
  2.3.     CAPITALIZATION......................................................5
  2.4.     NO CONFLICTS........................................................5
  2.5.     FINANCIAL STATEMENTS................................................6
  2.6.     LIABILITIES AND OBLIGATIONS.........................................6
  2.7.     FURNITURE, FIXTURES, MACHINERY AND EQUIPMENT........................7
  2.8.     LEGAL PROCEEDINGS...................................................7
  2.9.     TITLE TO ASSETS; LIENS..............................................7
  2.10.    REAL PROPERTY.......................................................7
  2.11.    SUBSIDIARIES, ETC...................................................7
  2.12.    EMPLOYEE BENEFIT PLANS..............................................7
  2.13.    TAX MATTERS.........................................................9
  2.14.    LEASED REAL PROPERTY................................................9
  2.15.    INTELLECTUAL PROPERTY RIGHTS........................................9
  2.16.    BROKERS' FEES......................................................10
  2.17.    LIMITATION ON REPRESENTATIONS; DEFINITION OF KNOWLEDGE.............10

3.         REPRESENTATIONS AND WARRANTIES OF BUYER............................10
  3.1.     ORGANIZATION AND STANDING..........................................10
  3.2.     AUTHORIZATION AND ENFORCEABILITY...................................10
  3.3.     NO VIOLATION OF LAW, ETC...........................................10
  3.4.     BROKERS' FEES......................................................11
  3.5.     BUYER'S KNOWLEDGE..................................................11

4.         PRE-CLOSING ACTIONS................................................11
  4.1.     CONDUCT OF BUSINESS................................................11
  4.2.     BUYER'S ACCESS.....................................................11
  4.3.     ACCURACY OF REPRESENTATIONS AND WARRANTIES.........................11

5.         CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS AT THE CLOSING.........12
  5.1.     COMPLIANCE WITH THIS AGREEMENT.....................................12
  5.2.     ACCURACY OF REPRESENTATIONS........................................12
  5.3.     NO MATERIAL ADVERSE CHANGE.........................................12
  5.4.     SATISFACTION OF CONDITIONS TO MERGER...............................12
  5.5.     DELIVERY OF CLOSING DOCUMENTS AND ITEMS............................12
  5.6.     CERTIFICATE REGARDING CONDITIONS PRECEDENT.........................12


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                                Table of Contents
                                   (continued)

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6.         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF IHI AT THE CLOSING......12
  6.1.     COMPLIANCE WITH THIS AGREEMENT.....................................12
  6.2.     ACCURACY OF REPRESENTATIONS........................................13
  6.3.     SATISFACTION OF CONDITIONS TO MERGER...............................13
  6.4.     DELIVERY OF CLOSING DOCUMENTS AND ITEMS............................13
  6.5.     CERTIFICATE REGARDING CONDITIONS PRECEDENT.........................13

7.         NONCOMPETITION.....................................................13
  7.1.     PROHIBITED ACTIVITIES..............................................13
  7.2.     DAMAGES............................................................13
  7.3.     REASONABLE RESTRAINT...............................................14
  7.4.     SEVERABILITY; REFORMATION..........................................14

8.         INDEMNIFICATION....................................................14
  8.1.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................14
  8.2.     INDEMNIFICATION BY IHI.............................................14
  8.3.     INDEMNIFICATION BY BUYER...........................................15
  8.4.     PROCEDURE FOR INDEMNIFICATION; THIRD-PARTY CLAIMS..................15
  8.5.     PROCEDURE FOR INDEMNIFICATION; OTHER THAN THIRD-PARTY CLAIMS.......16
  8.6.     SPECIAL PROVISIONS REGARDING LIABILITY.............................16
  8.7.     REMEDIES...........................................................16

9.         POST-CLOSING MATTERS...............................................16
  9.1.     FURTHER ASSURANCES.................................................16
  9.2.     BOOKS AND RECORDS..................................................17
  9.3.     THE COMPANY'S DEBT.................................................17
  9.4.     TAX MATTERS........................................................17

10.        TERMINATION........................................................21
  10.1.    MANNER OF TERMINATION..............................................21
  10.2.    EFFECT OF TERMINATION..............................................21

11.        MISCELLANEOUS......................................................21
  11.1.    ENTIRE AGREEMENT...................................................21
  11.2.    NOTICES............................................................21
  11.3.    AMENDMENT AND WAIVERS..............................................22
  11.4.    ASSIGNMENT.........................................................23
  11.5.    GOVERNING LAW; VENUE...............................................23
  11.6.    SEVERABILITY.......................................................23
  11.7.    ARBITRATION........................................................23
  11.8.    MULTIPLE COUNTERPARTS..............................................24
  11.9.    EXPENSES...........................................................24
  11.10.   WAIVER OF BREACH...................................................24
  11.11.   CONSTRUCTION.......................................................24


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                                Table of Contents
                                   (continued)

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  11.12.   PUBLIC ANNOUNCEMENTS...............................................24
  11.13.   FACSIMILE SIGNATURES...............................................25


STOCK PURCHASE AGREEMENT              iii                         EXECUTION COPY
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SCHEDULES AND EXHIBITS

EXHIBIT A        Form of Subordinated Promissory Note
EXHIBIT B        Form of Sublease Agreement
EXHIBIT C        Form of Security Agreement
SCHEDULE 2.2     Authorization
SCHEDULE 2.5     Financial Statements
SCHEDULE 2.7     Furniture, Fixtures, Machinery and Equipment
SCHEDULE 2.8     Legal Proceedings
SCHEDULE 2.9     Title to Assets; Liens
SCHEDULE 2.10    Real Property
SCHEDULE 2.12    Employee Benefit Plans
SCHEDULE 2.14    Leased Real Property
SCHEDULE 2.15    Intellectual Property Rights


STOCK PURCHASE AGREEMENT               iv                         EXECUTION COPY
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                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of November 14, 2001, by GHX ACQUISITION CORP. ("Buyer"), and INDUSTRIAL HOLDINGS, INC., a Texas corporation ("IHI").

                                   BACKGROUND

A. IHI owns 100% of the outstanding capital stock (the "Stock") of GHX, Incorporated, a Texas corporation (the "Company"), and desires to sell the Stock to Buyer on the terms and subject to the conditions in this Agreement. In connection with the sale and purchase of the Stock, the Company, IHI and Buyer will enter into certain related agreements, the forms of which are attached to this Agreement as exhibits ("Exhibits").

B. IHI acquired all of the capital stock of the Company from, among others, Ben B. Andrews ("Andrews") and Daniel D. Ahuero ("Ahuero"), the President of the Buyer, in March 1998. Since that time, Ahuero has been the President of the Company, and Andrews has served in a management capacity at IHI. The parties therefore hereby acknowledge that the Buyer is in many cases as knowledgeable as IHI regarding the Company's business and the financial statements.

                                   AGREEMENTS

1.      SALE AND PURCHASE OF THE STOCK; CLOSING.

1.1. SALE AND PURCHASE. At the Closing, IHI will sell, assign, transfer and deliver to Buyer, and Buyer will purchase, an aggregate of 31,666 shares of common stock, $0.01 par value per share, of the Company (the "Stock").

1.2. PURCHASE PRICE. The purchase price ("Purchase Price") for the Stock will be $4,959,000 (the "Purchase Price"), to be paid to IHI as follows:

        (a)     $3,459,000 in cash (the "Cash Consideration"); and

        (b) a subordinated promissory note in the original principal amount of $1,500,000, made payable by Buyer to the order of IHI, in substantially the form attached hereto as EXHIBIT A (the "Note").

1.3.    POST-CLOSING ADJUSTMENT OF PURCHASE PRICE.

        (a) Within 30 calendar days following the Closing Date, IHI shall cause to be prepared and delivered to the Buyer a Statement of Net Working Capital of the Company as of the Closing Date (such statement, the "Closing Date Statement"). The Closing Date Statement shall be prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"). The Buyer shall give IHI and its representatives reasonable access to the books, records and personnel of the business for the purpose of preparing and auditing the Closing Date Statement. The Buyer


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                shall have a period of 30 calendar days after the delivery to it of the Closing Date Statement, and during such time the Buyer shall have access to all workpapers and other relevant documents, to review the foregoing and to deliver in writing to IHI any objections to the Closing Date Statement that the Buyer may have. If Buyer does not deliver in writing any objections to IHI within the 30-day period, the Closing Date Statement shall be deemed to be accepted and approved by the Buyer. If Buyer delivers within the 30-day period written objections to IHI, then the Buyer and IHI shall attempt to resolve the matter or matters in dispute. The Buyer shall quantify its objections to the extent reasonably practicable in all written objections delivered to IHI with respect to the Closing Date Statement.

        (b) If such disputes cannot be resolved by the Buyer and IHI within 20 calendar days after the delivery of the objections to the Closing Date Statement, then the specific matters in dispute shall be submitted to Deloitte & Touche, LLP, 333 Clay Street, Suite 2300, Houston, Texas 77002 (the "Independent Accountants"), which firm shall render its opinion as to such matters. Based on that opinion, the Independent Accountants shall then send to the Buyer and to IHI a written determination of the matters in dispute and a written determination of the Purchase Price as adjusted based upon such opinion, whereupon the confirmed or revised Closing Date Statement shall be final and binding upon the Buyer and IHI. All costs, fees and expenses charged or incurred by the Independent Accountants, if any, shall be borne equally by IHI and the Buyer.

        (c) For purposes hereof, "Net Working Capital" means, as of the date of the Closing Date Statement and based thereon, an amount equal to the Company's net accounts receivable, net inventories (valued at average cost), notes receivable and other current assets (excluding in all cases cash and cash equivalents), minus the Company's trade accounts payable and current accrued payables. Notwithstanding the foregoing, Net Working Capital shall not include any amounts for intercompany payables to IHI or intercompany receivables from IHI. The Purchase Price shall be increased by the amount by which the Net Working Capital contained in the Closing Date Statement is greater than $4,600,000, and shall be decreased by the amount by which the Net Working Capital contained in the Closing Date Statement is less than $4,600,000 (whether an increase to or decrease from the Purchase Price, the "Purchase Price Adjustment"). The Purchase Price Adjustment shall be paid by IHI to Buyer, or Buyer to IHI, as the case may be, within 5 days of the determination of the Purchase Price Adjustment. If IHI is obligated to pay the Purchase Price Adjustment to Buyer and if payment is not made within 5 days of the determination of the Purchase Price Adjustment, Buyer shall have the option (but not the obligation) to set off the Purchase Price Adjustment against the Note.

1.4. CLOSING. The purchase and sale and related transactions this Agreement provides for (the "Closing") will occur at the offices of Jackson Walker, L.L.P., 1100 Louisiana Street, Suite 4200, Houston, Texas 77002, on the date on which the proposed merger between IHI and T-3 Energy Services, Inc. (such entity, "T-3", and the proposed Merger, the "Merger") shall occur, or at such other time or place as the parties shall mutually agree (the "Closing Date").


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1.5.    DELIVERIES AT CLOSING.

        (a) DELIVERIES BY IHI. IHI or the other indicated parties shall have executed and delivered to Buyer the following:

                (1) the Sublease Agreement attached hereto as EXHIBIT B (the "Sublease Agreement"), executed by an authorized representative of The Rex Group, Inc., a Texas corporation and a wholly-owned subsidiary of IHI;

                (2) a Security Agreement granting a lien in favor of IHI on the Company's assets that is subordinate to the Buyer's primary secured lender, in substantially the form attached as EXHIBIT C (the "Security Agreement");

                (3) either (y) UCC-termination statements as are required to terminate and release all liens on the Company's and the Subsidiary's assets and equipment (including without limitation the Liens disclosed on SCHEDULE 2.9), or (z) letters of creditors indicating that such liens, and that certificates evidencing IHI's ownership of the Stock and the Company's ownership of the Subsidiary Stock, shall be released on payment of identified amounts payable, in each case except for Permitted Encumbrances and the permitted liens ("Permitted Liens") listed on SCHEDULE 2.9;

                (4) the Company's corporate records, including its Articles of Incorporation, Bylaws and corporate minute book;

                (5) a certificate executed by IHI representing and warranting to Buyer that each of IHI's representations and warranties in this Agreement is accurate in all material respects as of the Closing Date;

                (6) certificates, dated as of a date no earlier than 10 days before the Closing Date, duly issued by the appropriate governmental authority in Texas and in any state in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business;

                (7) copies certified by IHI's Secretary of resolutions duly adopted by the board of directors of IHI authorizing and approving the execution and delivery of this Agreement, including the exhibits hereto, and the transactions contemplated hereby; and

                (8) such other documents, instruments and certificates necessary or appropriate in connection with the IHI's sale and transfer of the Stock.

        (b) DELIVERIES BY BUYER. Buyer or the other indicated parties shall have executed and delivered to IHI the following:

                (1)     the Cash Consideration;

                (2)     the Note;


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                (3)     the Sublease Agreement;

                (4)     the Security Agreement;

                (5) a certificate executed by Buyer representing and warranting to Buyer that each of Buyer's representations and warranties in this Agreement is accurate in all material respects as of the Closing Date;

                (6) certificates dated as of a date no earlier than 10 days before the Closing Date, duly issued by the appropriate governmental authority in its state of organization and in any state in which Buyer is authorized to do business, showing Buyer is in good standing and authorized to do business;

                (7) copies certified by Buyer's Secretary (or the holder of a similar office) of resolutions duly adopted by the board of directors of Buyer authorizing and approving the execution and delivery of this Agreement, including the exhibits hereto, and the transactions contemplated hereby; and

                (8) such other documents, instruments and certificates necessary or appropriate in connection with the Buyer's purchase of the Stock.

2. REPRESENTATIONS AND WARRANTIES OF IHI. IHI represents and warrants to Buyer that the statements in this Section 2 are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on the Closing Date (except to the extent any representation or warranty is made as of another date, which is hereby made as of such other date).

2.1.    ORGANIZATION AND GOOD STANDING.

        (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. The Company is duly qualified and in good standing in every jurisdiction in which it is required by the nature of its business or lease of its properties to so qualify, except where the failure to so qualify does not or is not reasonably expected to have a material adverse effect on the Company or its operations.

        (b) The Company's wholly-owned subsidiary, GHX, Incorporated of Louisiana, a Louisiana corporation (the "Subsidiary"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. The Subsidiary is duly qualified and in good standing in every jurisdiction in which it is required by the nature of its business or lease of its properties to so qualify, except where the failure to so qualify does not or is not reasonably expected to have a material adverse effect on the Subsidiary or its operations.

2.2. AUTHORIZATION AND ENFORCEABILITY. IHI has all requisite power and authority to execute and deliver this Agreement and all other agreements to be executed and delivered by it in connection with this Agreement that are identified in Section 1.5(a) of this Agreement (such


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        other agreements, collectively, the "Related Agreements"), and to perform its obligations under this Agreement and the Related Agreements. IHI has duly executed and delivered this Agreement, and it is IHI's legal, valid and binding obligation, enforceable against it in accordance with its terms, except as its enforcement may be limited by bankruptcy, insolvency moratorium, or similar laws relating to the enforcement of creditors' rights and by general principals of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) (collectively, the "Exceptions"). When IHI executes and delivers the Related Agreements, the Related Agreements will be IHI's legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as the enforcement thereof may be limited by the Exceptions. Except as disclosed on
        SCHEDULE 2.2, IHI is not required to obtain any consent, approval or authorization of, or registration, declaration or filing with any Governmental Authority or third party to authorize its execution, delivery or performance of its obligations under this Agreement or the Related Agreements.

        "GOVERNMENTAL AUTHORITY" means any foreign governmental authority, the United States of America, any state of the United States, and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau or court of any of the foregoing having jurisdiction over the respective party or their assets.

2.3.    CAPITALIZATION.

        (a) The Company's authorized equity securities consist of (a) 100,000 shares of common stock, $0.01 par value per share, 31,666 shares of which are issued and outstanding and owned of record and beneficially by IHI and constitute the Stock, and (b) 2,500 shares of preferred stock, par value $100.000 per share, none of which are issued and outstanding. Except as disclosed on
                SCHEDULE 2.2, IHI owns all of the Stock, free and clear of all liens, claims, encumbrances, equities, voting trusts and agreements, and proxies. The Stock is all of the outstanding capital stock of the Company. Each outstanding share of the Stock has been duly authorized and validly issued and is fully paid and non-assessable. There are no options, warrants, subscriptions, or other rights to purchase, or securities convertible into or exchangeable for, any of the Company's authorized or outstanding securities. None of the Stock has been issued or disposed of in violation of the preemptive rights of any of the Company's present or former stockholders.

        (b) The Subsidiary's authorized equity securities consist of 500,000 shares of common stock, no par value per share, 100,000 shares of which (the "Subsidiary Stock") are issued and outstanding. Each outstanding share of the Subsidiary Stock has been duly authorized and validly issued and is fully paid and non-assessable. Except as disclosed on SCHEDULE 2.2, the Company owns all of the Subsidiary Stock, free and clear of all liens, claims, encumbrances, equities, voting trusts and agreements, and proxies.

2.4. NO CONFLICTS. Except as disclosed on SCHEDULE 2.2, IHI's execution, delivery and performance of this Agreement does not, and its execution, delivery and performance of the Related Agreements will not:


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        (a)     conflict with, violate or constitute a material breach of or a material default under; or

        (b) result in the creation or imposition of any lien upon any of the property or assets of IHI, the Company or the Subsidiary under the terms of:

                (1) the Organizational Documents (as defined below) of IHI, the Company or the Subsidiary; or

                (2) any material credit or loan agreement, mortgage, indenture, promissory note or any other material agreement or instrument to which IHI, the Company or the Subsidiary is a party or by which any of them or any of their properties may be bound or affected.

        "ORGANIZATIONAL DOCUMENTS" means the Articles of Incorporation or Certificate of Incorporation, as applicable, and Bylaws of the referenced entity, each as amended and in effect on the date of this Agreement.

2.5.    FINANCIAL STATEMENTS. Attached as EXHIBIT 2.5 are copies of the
        Company's:

        (a) unaudited consolidated balance sheet at December 31, 2000, and related unaudited income statement for the 12 months then ended (the December 31, 2000 Balance Sheet and Income Statement referred to as the "2000 Financial Statements"); and

        (b) unaudited consolidated balance sheet at September 30, 2001 (the "Interim Balance Sheet") and related unaudited income statement for the nine months then ended (collectively, the "Interim Financial Statements").

        The 2000 Financial Statements and the Interim Financial Statements are referred to collectively as the "Financial Statements." The Financial Statements have been prepared from the Company's books and records in conformity with GAAP, subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes to the Financial Statements. The Financial Statements present fairly in all material respects the Company's financial position at the dates indicated and the results of its operations for the periods then ended. For purposes of this Agreement, December 31, 2000 is referred to as the "2000 Financial Statement Date" and September 30, 2001 is referred to as the "Interim Financial Statement Date."

2.6. LIABILITIES AND OBLIGATIONS. Except as and to the extent disclosed and adequately provided for on the Interim Balance Sheet, and except for liabilities and obligations that have arisen since the Interim Financial Statement Date in the Ordinary Course of Business (as that term is defined below), neither the Company nor the Subsidiary has incurred any material liabilities of a type required by GAAP to be reflected on a balance sheet.

        "Ordinary Course of Business" means actions of the Company or the Subsidiary that are:

        (a) consistent with past practices taken in the course of its usual day-to-day operations;

        (b) not required to be authorized by resolution of its board of directors; and


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        (c)     similar in nature and magnitude to actions customarily taken, without authorization by the boards of directors in the ordinary course of usual day-to-day operations of other companies of similar size in the same line of business.

2.7. FURNITURE, FIXTURES, MACHINERY AND EQUIPMENT. SCHEDULE 2.7 is a list of all of the material items of the Company's and the Subsidiary's furniture, fixtures, machinery and equipment, which constitutes substantially all the material fixtures, machinery and equipment used in the conduct of each's business. SCHEDULE 2.7 also identifies any such equipment that is leased.

2.8. LEGAL PROCEEDINGS. Except as disclosed on SCHEDULE 2.8, there are no actions, suits or proceedings pending, or known to be threatened, against the Company or the Subsidiary or either of their properties, at law or in equity, or before or by any Governmental Authority.

2.9. TITLE TO ASSETS; LIENS. The Company and the Subsidiary each has good and marketable title to its assets and properties (not taking into account personal property the Company or the Subsidiary leases) other than the leased real property described in SCHEDULE 2.10. Such assets are not subject to any liens, claims, demands, equity interests, pledges or security interests ("Liens"), except as disclosed on SCHEDULE 2.9 and except for: (a) liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings; and (b) statutory liens not yet due and payable. When Buyer pays to the applicable creditor, at IHI's direction, the amounts identified in the creditor payoff letters that will be delivered to Buyer at the Closing pursuant to Section 1.5(a)(iii), IHI shall obtain a release of all Liens except those Permitted Liens identified on SCHEDULE 2.9.

2.10. REAL PROPERTY. SCHEDULE 2.10 includes a legal description of all real property that the Company owns. The Subsidiary owns no real property. The Company has good and indefeasible fee simple title to all such real property, free and clear of all material easements, restrictions, liens, encumbrances or other matters affecting its title, use or occupancy, except for: (a) liens for real property taxes, assessments and charges not yet due and payable; and (b) such easements, liens and encumbrances as do not materially detract from or interfere with the present use of such real property ("Permitted Encumbrances").

2.11. SUBSIDIARIES, ETC. Except for the Subsidiary, the Company (a) has no subsidiaries; (b) is not a co-venturer in any joint venture or a partner in any partnership; and (c) owns no interest in any other corporation, business enterprise or other entity.

2.12.   EMPLOYEE BENEFIT PLANS.

        (a) SCHEDULE 2.12 discloses all pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock, stock appreciation right, group insurance, severance pay, retirement and other employee benefit plans, agreements or arrangements of the Company and the Subsidiary or to which either of them is required to contribute. Except as disclosed on SCHEDULE 2.12, neither the Company nor the Subsidiary sponsors, maintains nor contributes to any plan, program, fund or arrangement that constitutes an employee pension benefit plan, and neither has any obligation to contribute to or accrue or pay any benefits under any deferred


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                compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement. For the purposes of this SECTION 2.12, the term "employee pension benefit plan" has the same meaning given that term in Section 3(2) of ERISA.

        (b) No employee benefit plan listed on SCHEDULE 2.12 is either (i) a "multiemployer plan" (as defined in Section 3 (37) of ERISA), or
                (ii) a defined benefit pension plan subject to Title IV of ERISA.

        (c) All employee benefit plans listed on SCHEDULE 2.12 that are intended to qualify (each such plan, a "Qualified Plan") under
                Section 401(a) of the Internal Revenue Code of 1986, as amended, (the "Code") have been so qualified. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies of the most recent annual reports for such plans are included as part of
                SCHEDULE 2.12. Neither IHI, any plan listed in SCHEDULE 2.12, the Company or the Subsidiary has engaged in any transaction prohibited and not exempted under Section 4975 of the Code or Sections 406 and 408 of ERISA; no plan listed in SCHEDULE 2.12 has incurred an accumulated funding deficiency, as defined in
                Section 412(a) of the Code and Section 302(1) of ERISA; and neither the Company nor the Subsidiary has incurred any liability for excise tax or penalty due to the Internal Revenue Service or any liability to the Pension Benefit Guaranty Corporation ("PBGC").

        (d) There have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service; no plan listed in SCHEDULE 2.12 subject to the provisions of Title IV of ERISA has been terminated; there have been no "reportable events" (as that term is defined in Section 4043 of ERISA) with respect to any such plan listed in SCHEDULE 2.12; neither Company nor the Subsidiary has incurred liability under Section 4062 of ERISA; and no circumstances exist under which the Company or the Subsidiary could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or previously maintained or contributed to by any entity other than the Company or the Subsidiary that is, or at any time was, along with the Company and the Subsidiary considered a single employer under Sections 414(b), (c), (m) or (o) of the Code.

        (e) With respect to any employee benefit plan that is subject to the continuation requirements of Sections 601-608 of ERISA and
                Section 4980B of the Code or the continuation requirements of any applicable state or local law, each of the Company


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
                and the Subsidiary has complied with all such applicable laws and regulatory requirements with which it is required to comply.

2.13.   TAX MATTERS.

        (a) "Tax" or "Taxes" shall mean all of the Company's and the Subsidiary's federal, state, county, local, and other taxes relating to all periods before the Closing Date (including, without limitation, income taxes; premium taxes; single-business taxes; excise taxes; sales taxes; use taxes; value-added taxes; gross receipts taxes; franchise taxes; ad valorem taxes; real estate taxes; severance taxes; capital levy taxes; transfer taxes; stamp taxes; employment, unemployment, and payroll-related taxes; withholding taxes; and governmental charges and assessments, and including all transfer taxes), and include interest, additions to tax, and penalties.

        (b) Each of the Company and the Subsidiary has duly and timely filed all Tax returns and reports it is required to file by any Governmental Authority. Each of the Company and the Subsidiary has paid or established adequate reserves for all Taxes (including penalties and interest) that have or may become due under such returns and any assessments that have been received by it or otherwise. All such Tax returns or reports fairly reflect the Taxes of the Company and the Subsidiary for the periods covered thereby.

        (c) Neither the Company nor the Subsidiary is delinquent in the payment of any Tax assessment or governmental charge and there are no Tax deficiencies or delinquencies asserted against either of them. No Internal Revenue Service audit of the Company or the Subsidiary is pending or threatened, and the results of any completed audits are properly reflected in the Financial Statements. Neither the Company nor the Subsidiary has granted to any taxing authority any extension of the limitation period during which any Tax liability may be asserted. All amounts of money the Company and the Subsidiary are required to withhold from employees or collect from customers for Taxes, social security and unemployment insurance, and the portion of any such Taxes the Company and the Subsidiary are required to pay to any Governmental Authority, have been collected or withheld and either paid to the respective Governmental Authority or set aside in accounts for such purpose, or such monies have been reserved against and entered on the Company's or the Subsidiary's books.

2.14. LEASED REAL PROPERTY. Disclosed on SCHEDULE 2.14 is a list by legal description of all leased real property that the Company or the Subsidiary leases (the "Leased Property"). SCHEDULE 2.14 also discloses the owner of the Leased Property.

2.15. INTELLECTUAL PROPERTY RIGHTS. To IHI's knowledge, no patents, processes, inventions, trademarks, trade names, copyrights, licenses, information and proprietary rights (collectively, "Intellectual Property Rights") being used by the Company or the Subsidiary in the conduct of their business infringe upon or are in conflict with the rights of others.
        SCHEDULE 2.15 is a summary of all Intellectual Property Rights.


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
2.16. BROKERS' FEES. Neither the Company nor IHI is obligated (contingently or otherwise) under any contract or other agreement, and there are no outstanding claims against either of them for the payment of any broker's or finder's fee or agent's commission or other similar payment in connection with the origin, negotiation, execution or performance of this Agreement or the Related Agreements.

2.17. LIMITATION ON REPRESENTATIONS; DEFINITION OF KNOWLEDGE. All representations and warranties of IHI in this Section 2 are being made to its "knowledge" (as that term is defined below) except for those representations and warranties made in Sections 2.2, 2.3, 2.5, 2.6, 2.9 and 2.13. When any representation or warranty in this Section 2 is qualified to IHI's "knowledge," it means the actual knowledge of its executive officers.

3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to IHI that the statements in this Section 3 are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on the Closing Date (except to the extent any representation or warranty is made as of another date, which are hereby made as of such other date):

3.1. ORGANIZATION AND STANDING. The Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Texas. Buyer is duly qualified and in good standing in every jurisdiction in which it is required by the nature of its business or the ownership or lease of its properties to so qualify, except where the failure to so qualify does not or is not reasonably expected to have a material adverse effect on the Buyer.

3.2. AUTHORIZATION AND ENFORCEABILITY. Buyer has full power and authority to execute and deliver this Agreement, the Related Agreements and the Note, and to perform its obligations hereunder and thereunder. Buyer has duly authorized the execution, delivery and performance of this Agreement, and it is Buyer's legal, valid and binding obligation, enforceable against it in accordance with its terms, except for the Exceptions. When Buyer executes and delivers the Related Agreements and the Note, each will have been duly executed and delivered by Buyer and will constitute its legal, valid and binding obligations, except as the enforcement thereof may be limited by the Exceptions. Buyer is not required to obtain any consent, approval or authorization of, or registration, declaration or filing with any Governmental Authority or third party to authorize the execution and delivery of, the performance of its obligations under this Agreement, the Related Agreements, or the Note.

3.3. NO VIOLATION OF LAW, ETC. Buyer's execution, delivery and performance of this Agreement does not, and its execution, delivery and performance of the Related Agreements and the Note will not:

        (a) conflict with, violate or constitute a breach of or a default under; or

        (b) result in the creation or imposition of any lien upon any of the assets or properties of Buyer under the terms of:

                (1) if Buyer is other than a natural person, the Organizational Documents of Buyer; or


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
                (2) any credit or any loan agreement, mortgage, indenture, promissory note or other agreement or instrument to which Buyer is a party or by which it or any of its properties may be bound or affected.

3.4. BROKERS' FEES. Buyer is not obligated (contingently or otherwise) under any contract or other agreement, and there are no outstanding claims against Buyer for the payment of any broker's or finder's fee or agent's commission or other similar payment in connection with the origin, negotiation, execution or performance of this Agreement or the Related Agreements.

3.5. BUYER'S KNOWLEDGE. Neither Andrews nor Ahuero has knowledge of any facts or circumstances that would indicate that any of the representations or warranties of IHI contained in this Agreement are inaccurate or untrue in any material respect. For purposes of this Agreement, Andrews' and Ahuero's knowledge of a fact or circumstance shall in all cases be attributed to the Buyer.

4.      PRE-CLOSING ACTIONS.

4.1. CONDUCT OF BUSINESS. Except as otherwise provided in this Section 4.1, from the date of this Agreement to the Closing Date, IHI shall cause the Company to carry on and conduct its operations only in the Ordinary Course of Business, including the collection of its accounts receivable, payment of trade account and other-payables, and maintenance of inventory levels, without any change in the policies, practices, and methods that the Company pursued before the date of this Agreement. As an exception to the foregoing sentence, immediately before the Closing
        (a) the Company shall transfer to IHI, and shall no longer have access to, all of the Company's bank accounts, and the cash, temporary cash investments and instruments representing the same and all other cash equivalents contained therein; and (b) IHI shall forgive all intercompany amounts recorded in the Company's financial records as a payable due to IHI, and the Company shall forgive all intercompany amounts recorded on IHI's financial records as a payable to the Company. Subject in all cases to the above required actions that will be taken before the Closing, IHI will use its reasonable commercial efforts to preserve the business organizations of the Company intact; to preserve the relationships with Company's customers, suppliers, and others having business dealings with the Company.

4.2. BUYER'S ACCESS. IHI and the Company shall permit Buyer and its representatives to make a full business, financial, accounting, and legal investigation of the Company, its operations, properties and equipment. IHI and the Company shall take all reasonable steps necessary to cooperate with Buyer in undertaking any investigation which they deem necessary.

4.3. ACCURACY OF REPRESENTATIONS AND WARRANTIES. IHI will promptly advise Buyer in writing if (a) any of its representations or warranties are untrue or incorrect in any material respect or (b) IHI becomes aware of the occurrence of any event or of any state of facts that results in any of the representations and warranties of IHI being untrue or incorrect in any material respect as if IHI were then making them. IHI will use its reasonable commercial efforts to cause all conditions within its control that are set forth in Section 5 to be satisfied as promptly as practicable under the circumstances.


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
5. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS AT THE CLOSING. Buyer's obligation to purchase the Stock on the Closing Date is subject to the satisfaction, by the Closing Date, of the conditions of this Section 5. If any such condition is not satisfied or waived, then Buyer shall have no obligation to purchase the Stock.

5.1. COMPLIANCE WITH THIS AGREEMENT. By the Closing Date, IHI and the Company shall have performed, and complied with all agreements and conditions contained in this Agreement that each are required to perform or comply with.

5.2.    ACCURACY OF REPRESENTATIONS.

        (a) All of the representations and warranties of IHI in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate, in light of the circumstance under which they were made, in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

        (b) Buyer must not have discovered any material error, misstatement or omission in the representations and warranties made by IHI in this Agreement, the Financial Statements, or in any Exhibit, schedule or other disclosure made hereunder.

5.3. NO MATERIAL ADVERSE CHANGE. Between the date of this Agreement and the Closing Date, there must not have occurred any material adverse change in the Company's financial condition or results of operations (on a consolidated basis)

5.4. SATISFACTION OF CONDITIONS TO MERGER. All of the conditions precedent to the Merger shall have been satisfied and performed.

5.5. DELIVERY OF CLOSING DOCUMENTS AND ITEMS. IHI shall have delivered or caused to have been delivered to Buyer the documents, certificates and general instruments of transfer enumerated in Section 1.5(a) of this Agreement.

5.6. CERTIFICATE REGARDING CONDITIONS PRECEDENT. IHI shall have delivered to Buyer a certificate of IHI certifying that as of the Closing Date all of the conditions set forth in this Section 5 have been satisfied.

6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF IHI AT THE CLOSING. IHI's obligation to sell the Stock to Buyer on the Closing Date is subject to the satisfaction, by the Closing Date, of the conditions set forth in this Section 6. If any such condition is not satisfied or waived, then IHI shall have no obligation to sell the Stock to Buyer.

6.1. COMPLIANCE WITH THIS AGREEMENT. By the Closing Date, Buyer shall have performed and complied with all agreements and conditions contained in this Agreement that it is required to perform or comply with.


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
6.2.    ACCURACY OF REPRESENTATIONS.

        (a) All of Buyer's representations and warranties in this Agreement (considered collectively), and each of its representations and warranties in this Agreement (considered individually), must have been accurate, in light of the circumstance under which they were made, in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

        (b) IHI must not have discovered any material error, misstatement or omission in the representations and warranties Buyer made in this Agreement or in any Exhibit, schedule or other disclosure hereunder.

6.3. SATISFACTION OF CONDITIONS TO MERGER. All of the conditions precedent to the Merger shall have been satisfied and performed.

6.4. DELIVERY OF CLOSING DOCUMENTS AND ITEMS. Buyer have delivered or caused to have been delivered to IHI the documents, certificates and general instruments of transfer enumerated in Section 1.5(b) of this Agreement.

6.5. CERTIFICATE REGARDING CONDITIONS PRECEDENT. The Buyer shall have delivered to IHI a certificate of the Buyer certifying that as of the Closing Date all of the conditions set forth in Section 6 have been satisfied.

7.      NONCOMPETITION.

7.1. PROHIBITED ACTIVITIES. IHI will not, for a period of two years after the Closing Date, directly or indirectly, for itself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

        (a) engage in the design, manufacture, sale, marketing or assembly of industrial gaskets and hoses to the process industries and turbine manufacturing industries (the "GHX Business"); or

        (b) contact or solicit any person or entity which is, at that time, or which has been, within two years before the Closing Date, a customer of the Company or (a "Protected Customer"), in order to divert the Protected Customer to any other company or entity in the GHX Business.

        Notwithstanding the above, the foregoing covenants shall not prohibit IHI from (i) continuing to engage in the design, manufacture, fabrication, assembly or sale of any equipment, parts or component parts as IHI, T-3, or either of their subsidiaries or affiliates currently engages; or (ii) acquiring as an investment no more than 1% of the capital stock of a competing business whose stock is traded on a national securities exchange or in the over-the-counter market.

7.2. DAMAGES. Because of the difficulty of measuring economic losses to Buyer as a result of a breach of any of the foregoing covenants, and because of the immediate and irreparable


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
        damage that will result to Buyer for which it would have no other adequate remedy, IHI agrees that the foregoing covenant may be enforced by Buyer if there is a breach by IHI, by injunctive relief, restraining orders, or other extraordinary relief to be cumulative to, but not in limitation of, any other remedies to which Buyer may be entitled.

7.3.    REASONABLE RESTRAINT. The parties agree that the covenants in this
        Section 7 impose a reasonable restraint on IHI in light of the activities and business of the Company as of the date of this Agreement.

7.4. SEVERABILITY; REFORMATION. The covenants in this Section 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any court of competent jurisdiction determines that the scope, time or territorial restrictions are unreasonable, the parties intend that such restrictions be enforced to the fullest extent the court deems reasonable, and the Agreement shall thereby be reformed.

8.      INDEMNIFICATION.

8.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties' representations, warranties, covenants, agreements and indemnities in this Agreement shall survive the Closing, the consummation of the transactions evidenced by this Agreement, and any investigation with respect thereto for a period of one year after the Closing Date (the "Expiration Date"). Notwithstanding the foregoing, any representation, warranty, covenant, agreement or indemnity in respect to which indemnity may be sought, shall survive the time at which it would otherwise terminate if notice of the inaccuracy or breach thereof shall have been given to the party against whom such indemnity may be sought before such time.

8.2.    INDEMNIFICATION BY IHI.

        (a) Subject to the provisions of this Section 8, IHI agrees to protect, indemnify and hold harmless Buyer and its stockholders, officers, directors, agents and attorneys, (the "Buyer Indemnitees"), from and against any demand, claim, action, cause of action, suit, proceeding, investigation, liability, obligation, judgment, loss, damage, cost or expense (excluding in all cases consequential and punitive damages, but including reasonable attorneys' fees) (collectively, "Damages") as they are incurred or suffered by any of them and caused by or arising out of:

                (1) IHI's or the Company's breach or default in the performance of any covenant or agreement in this Agreement or in any IHI Related Agreement; and

                (2) IHI's breach of or inaccurate or erroneous representation or warranty made in this Agreement; and

                (3) Any liability under any Environmental Laws (as defined below) occurring or existing for events or circumstances existing prior to December 1, 2000, the date of the Company's occupancy of the leased property located at 7111 Ardmore, Houston, Texas 77054 (the "Company Occupancy Date") and arising out of or related to (i) any conduct, operation or activity at the leased


STOCK PURCHASE AGREEMENT               14                         EXECUTION COPY
                        property located at 7111 Ardmore, Houston, Texas 77054 prior to the Company Occupancy Date; or (ii) any condition of the leased property located at 7111 Ardmore, Houston, Texas 77054 existing on or prior to the Company Occupancy Date.

        "ENVIRONMENTAL LAWS" means all federal, state, county, municipal and local, foreign, and other statutes, laws, regulations, and ordinances that relate to human health or Environment, all as may be amended from time to time.

        "ENVIRONMENT" means soil, land surface or subsurface strata, surface water (including navigable water), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), plant life, animal life, and any other similar medium or natural resource.

8.3. INDEMNIFICATION BY BUYER. Subject to the provisions of this Section 8, Buyer agrees to protect, indemnify and hold harmless IHI and its stockholders, officers, directors, agents, attorneys and assigns (the "IHI Indemnitees") from and against any Damages as they are incurred or suffered by any of them and caused by or arising out of:

        (a) Buyer's breach or default in the performance of any covenant or agreement in this Agreement, or in any Related Agreements or the Note; and

        (b) Buyer's breach of or inaccurate or erroneous representation or warranty made in this Agreement.

8.4.    PROCEDURE FOR INDEMNIFICATION; THIRD-PARTY CLAIMS.

        (a) Within 15 days after receipt of notice of commencement of any action by any third party evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the party entitled to indemnification hereunder ("Indemnified Person") shall give the party obligated to provide indemnification under
                Section 8.2 or 8.3 hereof (the "Indemnifying Person") written notice thereof, together with a copy of such claim, process or other legal pleading. The failure to so notify the Indemnifying Person within the above time frame will not relieve the Indemnifying Person of any liability it may have to the Indemnified Person, except to the extent the Indemnifying Person demonstrates that the defense of such action is unduly prejudiced by the Indemnified Person's failure to give such notice, or except if such notice is not delivered before the time specified in Section 8.1. The Indemnifying Person shall have the right to undertake the defense, settlement, compromise or other disposition thereof at its own expense and through a legal representative of its own choosing. The Indemnified Person and its counsel shall have the right to be present at the negotiation, defense and settlement of such action or claim, and any settlement or compromise of any such action or claim shall be subject to the approval of the Indemnified Person, which approval shall not be unreasonably withheld.


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
        (b) If the Indemnifying Person, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day immediately preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), has not notified the Indemnified Person of its election to defend against such claim, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such claim through counsel of its choice on behalf of and for the account and risk of the Indemnifying Person, at the cost and expense of the Indemnifying Person. In such event, the Indemnifying Party and its counsel shall have the right to be present at the negotiation, defense and settlement of such action or claim, and any settlement or compromise of any such action or claim shall be subject to the approval of the Indemnifying Person, which approval shall not be unreasonably withheld.

8.5. PROCEDURE FOR INDEMNIFICATION; OTHER THAN THIRD-PARTY CLAIMS. Any claim for indemnification for any matter not involving a third-party claim shall be asserted by written notice, which specifies in reasonable detail the factual basis of such claim, delivered to the Indemnifying Person on or before the Expiration Date.

8.6.    SPECIAL PROVISIONS REGARDING LIABILITY.

        (a) No claim for indemnification shall be made hereunder unless asserted by a written notice given to the Indemnifying Person, on or before the Expiration Date.

        (b) No claim for indemnification shall be made hereunder with respect to any matter (i) unless and until the total amount of Damages exceeds $50,000 in the aggregate ("Minimum Damages"), and then only for the amount by which such Damages exceeds Minimum Damages; and (ii) to the extent that the total amount of Damages exceeds the Cash Consideration.

        (c) The Indemnified Person shall act in good faith and in a commercially reasonable manner to mitigate any Damages for which it may seek indemnification under this Section 8.

        (d) An indemnity payment for Damages otherwise due and payable under this Section 8 shall be decreased to the extent of any (i) net reduction of tax liability the Indemnified Party actually realizes as a result of such indemnifiable loss, and (ii) insurance proceeds the Indemnified Party actually collects in connection with the indemnifiable loss.

8.7. REMEDIES. The remedies of the Buyer and the Buyer Indemnitees set forth in this Section 8 shall be the exclusive post-Closing remedies available to them with respect to the actual or alleged breach by IHI of any provision of this Agreement or the Related Agreements.

9.      POST-CLOSING MATTERS.

9.1. FURTHER ASSURANCES. From time to time after the Closing Date, each party hereto will, at any other party's request, execute, acknowledge and deliver to such requesting party such


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
        other instruments and take such other actions and deliver such other documents as may be reasonably required to carry out the intent of this Agreement and the Related Agreements.

9.2. BOOKS AND RECORDS. Insofar as IHI determines that any books and records may be needed or useful in connection with federal, state or local regulatory or tax matters, resolution of third party disputes or contract compliance issues, or other bona fide business purposes, for a period of seven years after the Closing Date, Buyer and the Company will use their best efforts to preserve and make available to IHI, at the location of such books and records in Buyer's and the Company's organization, access to and the right to copy such of the books and records as such they may then have in their possession or to which it may have access upon written request of IHI during normal business hours.

9.3.    THE COMPANY'S DEBT. After the Closing Date and until such time as the
        Note is paid in full, the Company shall not, without IHI's prior written approval, incur any additional debt other than (a) ordinary advances under the Company's revolving working capital line to be established by Buyer and (b) up to an additional $200,000 per calendar year in the aggregate for the purchase of new equipment in the Ordinary Course of Business and for necessary building improvements.

9.4.    TAX MATTERS.

        (a)     ALLOCATION OF LIABILITY FOR TAXES, TAX RETURNS AND TAX PAYMENTS.

                (1) IHI and Buyer shall, to the extent permitted by applicable law and except as otherwise provided herein, elect with the relevant Governmental Authority to close the taxable period of the Company and the Subsidiary at the close of business on the Closing Date.

                (2) IHI shall prepare or cause to be prepared and file or cause to be filed any required Tax Returns for all taxable periods or portions thereof ending on or before the Closing Date, and shall pay all Taxes of the Company for taxable periods or portions thereof ending on or before the Closing Date.

                (3) Buyer shall be liable for and indemnify IHI and its affiliates against Taxes imposed on or incurred by the Company, the Subsidiary, IHI or its affiliates for any Pre-Closing Tax Period (as defined below) attributable to any Section 338(h)(10) Election (as defined below). Buyer shall be liable for and indemnify IHI and its affiliates against Taxes imposed on or incurred by the Company or the Subsidiary for any Straddle Period (as defined below), including (A) any Taxes attributable to any transactions that are properly allocable to the portion of the Closing Date after the Closing, and (B) any Taxes attributable to any Section 338(h)(10) Election. Buyer shall pay all Taxes reported on Tax returns for which Buyer has filing responsibility, and all Taxes resulting from adjustments to any Tax returns of the Company or the Subsidiary other than a Tax return that includes the assets and activities of the Company or the Subsidiary with the assets or activities of IHI or any affiliate of IHI (other than the Company and the Subsidiary). Buyer will not


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
                        file any amended return, carryback claim, or other adjustment request relating to the Company or the Subsidiary for any Tax period that includes or ends on or before the Closing Date unless such action is required by law, or Buyer has obtained IHI's written consent, which consent shall not be unreasonably withheld.

                (4) If Buyer or any of its affiliates (including the Company and the Subsidiary) makes any payment of Tax for which IHI is liable under Section 9.4(a)(2), or if IHI or any of its affiliates (other than the Company or the Subsidiary) makes any payment of any Tax for which Buyer is liable under Section 9.4(a)(3), then the Person liable for the Tax under Section 9.4(a) shall pay the amount of the Tax to the Person making the payment within 10 days following written notice from the Person making the payment that payment of such amounts to the appropriate Governmental Authority is due, provided that the Person liable for the Tax shall not be required to make any payment earlier than the day it is due to the appropriate Governmental Authority.

                (5) Any reimbursement payment due under Section 9.4(a)(4) and not made by required date shall bear interest on the amount of the payment from the last date provided for such payment until the date paid. The interest payable shall be computed at an interest rate equal to the Federal short-term rate determined under Code Section 6621(b) plus 0.5 percentage point (i.e., the interest rate paid by the Internal Revenue Service on large corporate overpayments).

                (6) Any payments pursuant to Section 9.4(a)(4) shall be reported by the parties as adjustments to the Purchase Price, except as otherwise required by the Code or any Tax law. If, contrary to the intent of the parties, any such payment is treated other than as an adjustment to the Purchase Price, then the payment will be adjusted to take into account any Tax applicable to the payment to fully compensate the recipient on an after-Tax basis. Any payments of interest pursuant to Section 9.4(a)(5) shall be treated as payments of interest (and not as additional Purchase Price), and shall not be adjusted to take into account any Tax applicable to the receipt of such interest.

                (7) The Buyer shall cooperate fully, as and to the extent reasonably requested by IHI in connection with the filing of Tax Returns (including the Section 338 Forms, as defined below) pursuant to this Section 9.4 and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon IHI's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer agrees (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any Tax period beginning before the Closing Date until the expiration of any applicable


STOCK PURCHASE AGREEMENT               18                         EXECUTION COPY
                        statutes of limitations (including, to the extent notified by IHI) of the respective Tax periods, and to abide by all record retention agreements entered into with any Tax authority, and (ii) to give IHI reasonable written notice prior to transferring, destroying, or discarding any such books and records and, if IHI shall request, the Buyer shall allow IHI to take possession of such books and records. Should any audit, litigation or other proceeding with respect to Taxes potentially give rise to a payment obligation by IHI or the Company, Buyer will allow IHI and its counsel to review and comment on written responses provided to the IRS or Tax authority, if it so elects, at its own expense in the defense of such audit, litigation, or other proceeding.

        (b)     SECTION 338 ELECTIONS.

                (1) At Buyer's option, Buyer and IHI shall join, and shall cause their respective affiliates to join with each other as applicable, in making a Section 338(h)(10) Election with respect to Buyer's purchase of the Stock pursuant to this Agreement, and with respect to Buyer's deemed purchase of the stock of the Subsidiary resulting from any Section 338(h)(10) Election. Any such elections shall be made in accordance with applicable laws and under any comparable provision of domestic state or local law for which a separate election is permissible and as set forth herein.

                (2) The Purchase Price, liabilities of the Company and the Subsidiary, and other relevant items shall be allocated in accordance with Code Sections 338(b)(5) and 1060 (as applicable) and the Treasury Regulations thereunder as set forth on a schedule (the "Allocation Statement"). The Allocation Statement will be prepared by Buyer and provided to IHI within 120 days after the Closing Date. IHI shall have 30 days after receipt of the Allocation Statement to object to any allocation set forth therein. Any such objection shall provided to Buyer in a written notice setting forth each disputed item in the Allocation Statement, specifying the amount of each disputed item and describing in reasonable detail the basis for such dispute. If Buyer and IHI cannot agree on the final form of the Allocation Statement, any disputed items shall be resolved in accordance with the procedures set forth in Section 1.3(b).

                (3) Buyer shall prepare all Section 338 Forms in accordance with the Allocation Statement and shall deliver such
                        Section 338 Forms to IHI as soon as practical after the finalization of the Allocation Statement, and in any event at least 30 days prior to the due date for filing such forms. Buyer and IHI shall take all reasonable actions or refrain from taking any actions, as the case may be, necessary to give effect to the Section 338(h)(10) Elections. Buyer and IHI shall report the transactions contemplated by this Agreement on any
                        Section 338 Forms, any statement required under Code
                        Section 1060, and any other Tax returns consistent with the Allocation Statement, and shall take no position contrary thereto unless required to do so by applicable tax law pursuant to a determination (as that term is defined in Code Section 1313(a)).


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
        (c)     MISCELLANEOUS.

                (1) Each party and its affiliates shall bear their own expenses incurred in connection with preparation of Tax returns and other matters related to Taxes under the provisions of this Agreement.

                (2) The rights and obligations under this Section 9.4 shall survive the Closing until six months after the expiration of any applicable period of limitations on assessments, giving effect to any waiver, mitigation, or extension thereof.

                (3)     If there is any conflict between the provisions of this
                        Section 9.4 and any other provisions of the Agreement as applied to any liability for any Tax or any other matter relating to Taxes, the provisions of this Section 9.4 shall control.

As used in this Section 9.4:

"PERSON" means any individual, corporation, partnership, joint venture, trust, association, organization, governmental authority, or other entity.

"POST-CLOSING TAX PERIOD" means any Tax period beginning after the Closing Date.

"PRE-CLOSING TAX PERIOD" means any Tax period ending on or before the Closing Date.

"SECTION 338(h)(10) ELECTION" means an election described in Code Section 338(h)(10) and applicable Treasury Regulations with respect to Buyer's purchase of the Stock pursuant to this Agreement, or with respect to Buyer's deemed purchase of the stock of the Subsidiary resulting from any Code Section 338(h)(10) election. Section 338(h)(10) Election shall include any corresponding election under any Tax law pursuant to which a separate election is permissible (i.e., a state election that ignores the actual or deemed sale of stock of the Company or the Subsidiary and instead treats the applicable Company or Subsidiary as having sold all of its assets to a Buyer subsidiary followed by a distribution of the proceeds of such sale in a complete liquidation in which no gain or loss is recognized under a state provision corresponding to Code Section
332).

"SECTION 338 FORMS" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local Governmental Authority in connection with a Section 338 Election. Section 338 Forms shall include any "statement of section 338 election" and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treasury Regulations Section 1.338-1 or Treasury Regulations Section 1.338(h)(10)-1 or any successor provisions.

"STRADDLE PERIOD" means any Tax period that begins on or before the Closing Date and ends after the Closing Date.


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
10.     TERMINATION.

10.1. MANNER OF TERMINATION. This Agreement may be terminated at any time before the Closing Date as follows:

        (a)     By Buyer and IHI in a written instrument signed by each of them.

        (b) By Buyer or IHI if the Closing does not occur on or before December 31, 2001 (the "Termination Date").

        (c) By Buyer or IHI if there has been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other, and this breach by its nature cannot be cured before the Termination Date.

        (d) By Buyer or IHI if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other, and this breach is not cured by the Termination Date.

10.2. EFFECT OF TERMINATION. If terminated as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, except for
        Section 11.9 and Section 11.12, and except that no party shall be relieved or released from any liabilities or damages arising out of the party's breach of any provision of this Agreement.

11.     MISCELLANEOUS.

11.1. ENTIRE AGREEMENT. This Agreement, including the Exhibits and schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. This Agreement supersedes all letters, memoranda and term sheets previously prepared in connection with the negotiations surrounding the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties' respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.2. NOTICES. Any notices permitted or required to be given under the terms of this Agreement shall be in writing and shall be deemed given if delivered to the party to be notified at the address specified below, by first class mail, overnight courier or fax with hard copy being sent by first class mail or overnight courier. Such notice shall be deemed received 24 hours after it is sent via fax (with receipt confirmed) or overnight courier. Any notice given in any other manner shall be effective only if and when received.


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
        (a)     if to Buyer, at:

                       GHX Acquisition Corp.
                       7111 Ardmore
                       Houston, Texas  77054
                       Attn:  Daniel D. Ahuero
                       Telephone No.: (713) 222-2231
                       Facsimile No.: (713) 222-8347


                with a copy (which shall not constitute notice) to:

                       Stumpf, Craddock, Massey & Pullman, PC
                       1400 Post Oak Blvd.
                       Suite 400
                       Houston, Texas  77056
                       Attn:  Lawrence J. Fontana
                       Telephone No.: (713) 871-0919
                       Facsimile No.: (713) 871-0408


        (b)     if to IHI, at:

                       Industrial Holdings, Inc.
                       7135 Ardmore
                       Houston, Texas 77054
                       Attn: Christine A. Smith
                       Telephone No.  (713) 747-1025
                       Facsimile No.: (713) 749-9642


                with a copy (which shall not constitute notice) to:

                       Jackson Walker L.L.P.
                       1100 Louisiana, Suite 4200
                       Houston, Texas 77002
                       Attn: Sabrina A. McTopy
                       Telephone No.  (713) 752-4265
                       Facsimile No.: (713) 752-4221

        or at such other address or facsimile number that the parties may designate in writing.

11.3. AMENDMENT AND WAIVERS. This Agreement may be amended, modified or supplemented only by a written instrument designated as an "amendment" to this Agreement and signed by the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the person specifically waiving such observance.


STOCK PURCHASE AGREEMENT               22                         EXECUTION COPY

11.4. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors (including the successor to IHI in the Merger) and permitted assigns; provided, however, that no party may assign this Agreement without the prior written consent of the other party, which consent shall be not unreasonably withheld.

11.5. GOVERNING LAW; VENUE. This Agreement shall be governed by, construed under, enforced and interpreted in accordance with the internal substantive laws of the State of Texas that apply to agreements to be made and performed solely within such state, without giving effect to any conflicts or choice of laws principles that might otherwise apply. The parties hereto agree that any dispute arising in connection with this Agreement shall be resolved by arbitration in accordance with
        Section 11.7 of this Agreement; provided, however, to the extent a party exercises its rights under Section 7 of this Agreement; venue shall lie with a court of competent jurisdiction in Harris County, Texas.

11.6. SEVERABILITY. If any provision of this Agreement is declared unenforceable by any court of competent jurisdiction, such provision shall be enforced to the greatest extent permitted by law, and such declaration shall not affect the validity of any other provision of this Agreement.

11.7.   ARBITRATION.

        (a) Any dispute, controversy, or claim arising out of or relating to this Agreement or relating to the breach, termination, or invalidity of this Agreement, whether arising in contract, tort, or otherwise, shall at the request of any party be resolved in binding arbitration. Any arbitration shall proceed in accordance with Title 9 of the United States Code, as it may be amended or recodified from time to time ("Title 9"), and the current Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA") to the extent that Title 9 and the Arbitration Rules do not conflict with any provision of this Section 11.7.

        (b)     No provision of or the exercise of any rights under this Section
                11.7 shall limit the right of any party to seek and obtain provisional or ancillary remedies (such as injunctive relief, attachment, or the appointment of a receiver) from any court having jurisdiction before, during, or after the pendency of an arbitration proceeding under this Section. The institution and maintenance of any such action or proceeding shall not constitute a waiver of the right of any party (including the party taking the action or instituting the proceeding) to submit a dispute, controversy, or claim to arbitration under this Section.

        (c) Any award, order, or judgment made pursuant to arbitration shall be deemed final and may be entered in any court having jurisdiction over the enforcement of the award, order, or judgment. Each party agrees to submit to the jurisdiction of any court for purposes of the enforcement of the award, order, or judgment.

        (d) The arbitration shall be held before one neutral, disinterested arbitrator knowledgeable in the general subject matter of the dispute, controversy, or claim and


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
                selected by AAA in accordance with the Arbitration Rules, except that any arbitration in which the disputed, controverted, or claimed amount (as reflected on the demand for arbitration, as the same may be amended) exceeds $500,000.00 shall be held before three arbitrators, one arbitrator being selected by Buyer, one by IHI, and the third by the other two from a panel of persons identified by AAA who are knowledgeable in the general subject matter of the dispute, controversy, or claim.

        (e) The arbitration shall be held at the office of AAA located in Harris County, Texas (as the same may be from time to time relocated), or at another place the parties agree on.

        (f) In any arbitration proceeding under this Section 11.7, subject to the award of the arbitrator(s), each party shall pay all its own expenses, an equal share of the fees and expenses of the arbitrator, and, if applicable, the fees and expenses of its own appointed arbitrator. The arbitrator(s) shall have the power to award recovery of costs and fees (including reasonable attorney fees, administrative and AAA fees, and arbitrators' fees) among the parties as the arbitrators determine to be equitable under the circumstances.

        (g) The interpretation and construction of this Section 11.7, including, but not limited to, its validity and enforceability, shall be governed by Title 9 of the U.S. Code, notwithstanding the choice of law set forth in Section 11.5 of this Agreement.

11.8. MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one instrument.

11.9. EXPENSES. Except as provided in the next sentence of this Section 11.9, IHI and Buyer are each solely responsible for and will bear all of their own respective expenses, including, without limitation, expenses of legal counsel, investment bankers, brokers, consultants, accountants and other advisors, incurred at any time in connection with this Agreement, the Related Agreements, the Note, and the transactions contemplated hereby and thereby, and no such expenses shall be borne by the Company. Notwithstanding the foregoing, IHI shall pay Buyer's expenses incurred in connection with this Agreement in an amount not to exceed $25,000, whether or not the Closing occurs.

11.10. WAIVER OF BREACH. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a waiver of any subsequent breach of such provision.

11.11. CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect this Agreement in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

11.12. PUBLIC ANNOUNCEMENTS. The parties agree to advise and confer with each other prior to the issuance of any public reports, statements or press releases pertaining to this Agreement and the transactions contemplated hereby. Each party will use its best efforts to maintain in strict


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
        confidence the existence and terms of this Agreement and the transactions contemplated hereby. Unless otherwise required by law or as set forth above, no party shall make any public announcement or disclosure concerning this Agreement, except as mutually agreed. The financial terms of the Agreement are to be kept confidential, except to the extent that the disclosure is required under law. Nothing in the foregoing is intended to prevent IHI from making any filings required with the Securities and Exchange Commission.

11.13. FACSIMILE SIGNATURES. The parties acknowledge that signatures on this Agreement may be delivered by facsimile in lieu of an original signature and the parties agree to treat such signatures as original signatures and shall be bound thereby.


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
DATED NOVEMBER 14, 2001.

                                       INDUSTRIAL HOLDINGS, INC.


                                       By: /s/ ROBERT E. CONE
                                           ------------------------------------
                                           Name:  Robert E. Cone
                                           Title: President

                                       BUYER


                                       GHX ACQUISITION CORP.


                                       By: /s/ DANIEL D. AHUERO
                                           ------------------------------------
                                            Daniel D. Ahuero, President


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